CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-123223) pertaining to the
Pulte Homes, Inc. 401(k) Plan, of our report dated June 24, 2005, with respect to the financial statements and schedule of the Pulte Homes, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Detroit, Michigan
June 24, 2005